UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2010

COCA-COLA ENTERPRISES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 260-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The following information and exhibits attached hereto have been previously filed with the Securities and Exchange Commission and are presented in this report for the convenience of investors:

•	a description of Coca-Cola Enterprises, Inc.’s (CCE, which was formerly known as International CCE Inc.) business;

•

the Business Separation and Merger Agreement among CCE, Coca-Cola Enterprises Inc. (Legacy CCE), The Coca-Cola Company (TCCC) and Cobalt Subsidiary LLC dated as of February 2010 (the Merger Agreement) as Exhibit 2.1;

•	the Norway-Sweden Share Purchase Agreement among CCE, Legacy CCE, TCCC and Bottling Holdings (Luxembourg) s.a.r.l. dated as of March 20, 2010 as Exhibit 2.2;

•	the Indenture between CCE and Deutsche Bank Trust Company Americas, as trustee, dated as of September 14, 2010 as Exhibit 4.1;

•

CCE’s audited combined balance sheets as of December 31, 2009 and 2008 and the related audited combined statements of operations, cash flows and equity for years ended December 31, 2009, 2008 and 2007 and the notes related thereto as Exhibit 99.1;

•

CCE’s unaudited condensed combined balance sheets as of July 2, 2010 and July 3, 2009 and the related condensed combined statements of operations and cash flows as of the three and six months ended July 2, 2010 and July 3, 2009 and the notes related thereto as Exhibit 99.2; and

•	CCE’s unaudited pro forma condensed combined financial information for the year ended December 31, 2009 and as of and for the six months ended July 2, 2010 as Exhibit 99.3.

BUSINESS OF CCE

Coca-Cola Enterprises, Inc. at a Glance

•	Markets, produces and distributes nonalcoholic beverages.

•	Serves consumers through licensed territory agreements in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway and Sweden.

CCE was incorporated in Delaware in 2010 as a wholly owned subsidiary of Legacy CCE. As of October 2, 2010, CCE is an independent, publicly traded company and owns what were previously Legacy CCE’s European operations, Legacy CCE’s Canadian financing company, a related portion of Legacy CCE’s corporate segment and the Norway and Sweden bottling operations of TCCC.

CCE operates in the highly competitive beverage industry and faces strong competition from other general and specialty beverage companies. CCE’s financial results, like those of other beverage companies, are affected by a number of factors including, but not limited to, cost to manufacture and distribute products, general economic conditions, consumer preferences, local and national laws and regulations, availability of raw materials, fuel prices and weather patterns.

CCE is a marketer, producer and distributor principally of products of TCCC with greater than 90 percent of its sales volume consisting of sales of TCCC products. CCE is TCCC’s strategic bottling partner in Western Europe and its third-largest independent bottler globally. CCE has bottling rights within CCE’s European territories for various beverages, including products with the name “Coca-Cola.” For substantially all products, the bottling rights have stated expiration dates. For all bottling rights granted by TCCC with stated expiration dates, CCE believes its interdependent relationship with TCCC and the substantial cost and disruption to TCCC that would be caused by non-renewals of these licenses ensure that they will be renewed upon expiration.

Relationship with The Coca-Cola Company

CCE conducts its business primarily under agreements with TCCC. These agreements generally give CCE the exclusive right to market, produce, and distribute beverage products of TCCC in authorized containers in specified territories. These agreements provide TCCC with the ability, at its sole discretion, to establish its sales prices, terms of payment, and other terms and conditions for CCE’s purchase of concentrates and syrups from TCCC. However, concentrate prices will be subject to the terms of the incidence pricing arrangement between TCCC and CCE. Other significant transactions and agreements with TCCC include arrangements for cooperative marketing; advertising expenditures; purchases of sweeteners, juices, mineral waters and finished products; strategic marketing initiatives; cold drink equipment placement; and, from time-to-time, acquisitions of bottling territories.

Properties

CCE’s principal properties include its corporate offices, European business unit headquarters offices, its production facilities, and its sales and distribution centers.

The following summarizes CCE’s facilities as of December 31, 2009 (excluding the Norway and Sweden bottling operations):

•	16 beverage production facilities (13 owned, the others leased)

•	3 of which were solely production facilities; and

•	13 of which were combination production and distribution facilities.

•	35 principal distribution facilities (10 owned, the others leased).

CCE’s principal properties cover approximately 10 million square feet in the aggregate. CCE believes that its facilities are adequately utilized and sufficient to meet its present operating needs.

At December 31, 2009, CCE operated approximately 5,000 vehicles of all types, a majority of which are leased. CCE owned approximately 500,000 coolers, beverage dispensers, and vending machines at the end of 2009.

Legal Proceedings

In connection with the Agreement entered into between Legacy CCE and TCCC on February 25, 2010, three putative class action lawsuits were filed in the Superior Court of Fulton County, Georgia, and five putative class action lawsuits were filed in Delaware Chancery Court. The lawsuits are similar and assert claims on behalf of Legacy CCE’s shareholders for various breaches of fiduciary duty in connection with the Agreement. The lawsuits name Legacy CCE, the Legacy CCE Board of Directors, and TCCC as defendants. Plaintiffs in each case seek to enjoin the transaction, to declare the deal void and rescind the transaction if it is consummated, to require disgorgement of all profits the defendants receive from the transaction, and to recover damages, attorneys’ fees, and litigation expenses. The Georgia cases were consolidated by orders entered March 25, 2010 and April 9, 2010, and the Delaware cases were consolidated on March 16, 2010. On September 3, 2010, the parties to the consolidated Georgia action executed a Memorandum of Understanding (MOU) containing the terms for the parties’ agreement in principle to resolve the Delaware and Georgia actions. The MOU called for certain amendments to the transaction agreements as well as certain revisions to the disclosures relating to the transaction. The MOU also contemplates that plaintiffs will seek an award of attorneys’ fees in an amount not to exceed $7.5 million. Pursuant to the transaction agreements, the liability for these attorney fees would be shared equally between CCE and TCCC. Under the MOU, the parties will seek approval of the settlement from the Georgia court, and if approved, the Georgia action will be dismissed with prejudice, and plaintiffs will thereafter dismiss the Delaware consolidated action with prejudice.

During early 2008, the United Kingdom’s Office of Fair Trading (OFT) commenced an investigation in connection with the four largest grocery retailers in the United Kingdom, as well as a large number of their suppliers, including CCE, regarding allege involvement in the coordination of retail prices among retailers. As part of the investigation, the OFT sent CCE a request for information, and CCE provided the requested information to the OFT for their inspection. The first inspection of data occurred in October 2008. The OFT completed their initial evidence review in November 2009. In February 2010, CCE met with the OFT to discuss the scope of the investigation and next steps. Prior to this meeting, the OFT requested additional information from CCE, and CCE provided that information on April 9, 2010. Based on current evidence, the OFT has not formed a “belief” that an infringement by CCE has occurred, and CCE believes that the investigation will not have a material effect on CCE.

Territories

CCE’s bottling territories consist of Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway and Sweden. The aggregate population of these territories was approximately 163 million at December 31, 2009. During 2009, on a pro forma basis, CCE generated approximately $7.3 billion in revenues and $843 million in operating income.

Products and Packaging

As used herein, the term “sparkling” beverage means nonalcoholic ready-to-drink beverages with carbonation, including energy drinks and waters and flavored waters with carbonation. The term “still” beverage means nonalcoholic beverages without carbonation, including waters and flavored waters without carbonation, juice and juice drinks, teas, coffees, and sports drinks.

CCE derives its net operating revenues from marketing, producing, and distributing nonalcoholic beverages. CCE’s beverage portfolio includes some of the most recognized brands in the world, including one of the world’s most valuable sparkling beverage brands, Coca-Cola. CCE manufactures approximately 95 percent of finished product from syrups and concentrates that it buys. The remainder of the products CCE sells are purchased in finished form. Although the route to market varies by country and channel of trade, CCE’s product is distributed in a variety of methods, including direct to store delivery, delivery to wholesalers and distribution to customers’ central warehouses and through wholesalers who deliver to retailers.

Seasonality

Sales of CCE’s products tend to be seasonal, with the second and third calendar quarters accounting for higher unit sales of products than the first and fourth quarters. In a typical year, CCE earns more than 60 percent of its annual operating income during the second and third quarters of the year.

Large Customers

On a pro forma basis, no single customer accounted for 10 percent or more of CCE’s total net operating revenues in 2009.

Raw Materials and Other Supplies

CCE purchases syrups and concentrates from TCCC and other licensors to manufacture products. In addition, CCE purchases sweeteners, juices, mineral waters, finished product, carbon dioxide, fuel, PET (plastic) preforms, glass, aluminum, and plastic bottles, aluminum and steel cans, pouches, closures, post-mix (fountain syrup) packaging, and other packaging materials. CCE generally purchases raw materials, other than concentrates, syrups, mineral waters, and sweeteners, from multiple suppliers. The product licensing and bottling agreements with TCCC and agreements with some of CCE’s other licensors provide that all authorized containers, closures, cases, cartons and other packages, and labels for their products must be purchased from manufacturers approved by the respective licensor.

The principal sweetener CCE uses is sugar. CCE’s sugar purchases are made from multiple suppliers. CCE does not separately purchase low-calorie sweeteners because sweeteners for low-calorie beverage products are contained in the syrups or concentrates that CCE purchases.

CCE produces most of its plastic bottle requirements using preforms purchased from multiple suppliers. CCE believes that the self-manufacture of certain packages serve to ensure supply and to reduce or manage costs.

CCE does not use any materials or supplies that are currently in short supply, although the supply and price of specific materials or supplies are, at times, adversely affected by strikes, weather conditions, speculation, abnormally high demand, governmental controls, national emergencies, price or supply fluctuations of their raw material components and currency fluctuations.

Advertising and Marketing

CCE relies extensively on advertising and sales promotions in marketing CCE’s products. TCCC and other licensors that supply concentrates, syrups, and finished products to CCE make advertising expenditures in all major media to promote sales in the local areas CCE serves. CCE also benefits from regional, local and worldwide advertising programs conducted by TCCC and other licensors. Certain of the advertising expenditures by TCCC and other licensors are made pursuant to annual arrangements.

CCE and TCCC engage in a variety of marketing programs to promote the sale of products of TCCC in territories in which CCE operates. The amounts to be paid to CCE by TCCC under the programs are determined annually and are periodically reassessed as the programs progress. Marketing support funding programs entered into with TCCC provide financial support, principally based on CCE’s product sales or upon the completion of stated requirements, to offset a portion of CCE’s costs of the joint marketing programs. Except in certain limited circumstances, TCCC has no contractual obligation to participate in expenditures for advertising, marketing, and other support. The amounts paid by TCCC and the terms of similar programs TCCC may have with other licensees could differ from CCE’s arrangements.

Global Marketing Fund

CCE and TCCC have a Global Marketing Fund, under which TCCC pays CCE $45 million annually under such arrangement through the end of 2015 as support for marketing activities, except in the event of certain limited circumstances. The arrangement will automatically be extended for successive 10-year periods thereafter unless either party gives written notice to terminate the agreement. CCE earns annual funding under the agreement if both parties agree on an annual marketing and business plan. TCCC may terminate the agreement for the balance of any year in which CCE fails to timely complete the marketing plan or is unable to execute the elements of those plans, when such failure is within CCE’s reasonable control.

Product Licensing and Bottling Agreements

Product Licensing and Bottling Agreements with TCCC

CCE bottlers in Belgium, continental France, Great Britain, Monaco, Norway, Sweden and the Netherlands, and distributor in Luxembourg (collectively referred to herein as the Bottlers), operate in their respective territories under licensing, bottler and distributor agreements with TCCC and The Coca-Cola Export Corporation, a Delaware subsidiary of TCCC (collectively referred to herein as the product licensing and bottling agreements). CCE believes that these product licensing and bottling agreements are substantially similar to other agreements between TCCC and other European bottlers of Coca-Cola Trademark Beverages and Allied Beverages.

Exclusivity. Subject to the Supplemental Agreement, described below, and with certain minor exceptions, CCE’s Bottlers have the exclusive rights granted by TCCC in their territories to sell the beverages covered by their respective product licensing and bottling agreements in containers authorized for use by TCCC (including pre- and post-mix containers). The covered beverages include Coca-Cola Trademark Beverages, Allied Beverages, still beverages, glacéau, and limited other beverages. TCCC has retained the rights, under certain circumstances, to produce and sell, or authorize third parties to produce and sell, the beverages in any manner or form within CCE territories.

CCE Bottlers are prohibited from making sales of the beverages outside of their territories, or to anyone intending to resell the beverages outside their territories, without the consent of TCCC, except for sales arising out of an unsolicited order from a customer in another member state of the European Economic Area or for export to another such member state. The product licensing and bottling agreements also contemplate that there may be instances in which large or special buyers have operations transcending the boundaries of the territories and, in such instances, CCE Bottlers agree to collaborate with TCCC to improve sales and distribution to such customers.

Pricing. The product licensing and bottling agreements provide that sales by TCCC of concentrate, beverage base, juices, mineral waters, finished goods, and other goods to CCE Bottlers are at prices which are set from time to time by TCCC at its sole discretion. The parties have entered into a 5-year incidence pricing arrangement that continues the existing pricing arrangement in which concentrate price increases generally track CCE’s net revenue per case increases from the previous year.

Term and Termination. The product licensing and bottling agreements have 10-year terms, extending through December 31, 2020, and provide for a ten-year renewal under certain conditions. While the agreements contain no automatic right of renewal beyond December 31, 2020, CCE believes that its interdependent relationship with TCCC and the substantial cost and disruption to TCCC that would be caused by nonrenewals ensure that these agreements will continue to be renewed.

TCCC has the right to terminate the product licensing and bottling agreements before the expiration of the stated term upon the insolvency, bankruptcy, nationalization, or similar condition of CCE Bottlers. The product licensing and bottling agreements may be terminated by either party upon the occurrence of a default that is not remedied within 60 days of the receipt of a written notice of default, or in the event that U.S. currency exchange is unavailable or local laws prevent performance. They also terminate automatically, after a certain lapse of time, if any of CCE Bottlers refuse to pay a concentrate base price increase.

Supplemental Agreement with TCCC

In addition to the product licensing and bottling agreements described previously, CCE Bottlers, TCCC and The Coca-Cola Export Corporation are parties to a supplemental agreement (referred to herein as the Supplemental Agreement) with regard to CCE Bottlers’ rights. The Supplemental Agreement permits CCE Bottlers to prepare, package, distribute and sell the beverages covered by any of CCE Bottlers’ product licensing and bottling agreements in any other territory of CCE Bottlers, provided that CCE and TCCC have reached agreement upon a business plan for such beverages. The Supplemental Agreement may be terminated, either in whole or in part by territory, by TCCC at any time with 90-days’ prior written notice.

Product Licensing and Bottling Agreements with Other Licensors

The product licensing and bottling agreements between CCE and other licensors of beverage products and syrups generally give those licensors the unilateral right to change the prices for their products and syrups at any time at their sole discretion. Some of these agreements have limited terms of appointment and, in most instances, prohibit CCE from dealing in products with similar flavors. Those agreements contain restrictions generally similar in effect to those in the product licensing and bottling as to the use of trademarks and trade names, approved bottles, cans and labels, sale of imitations, planning, and causes for termination.

In Great Britain, CCE distributes certain beverages that were formerly in the Cadbury Schweppes portfolio, such as Schweppes, Dr Pepper, and Oasis (collectively referred to herein as the Schweppes Products) pursuant to agreements with an affiliate of TCCC (referred to herein as the Schweppes Agreements). These agreements impose obligations upon CCE with respect to the marketing, sale, and distribution of Schweppes Products within CCE’s territory. These agreements further require that CCE achieve certain agreed-upon growth rates for the Schweppes Products and grant certain rights and remedies if these rates are not met. These agreements also place some limitations upon CCE’s ability to discontinue Schweppes Products, and recognize the exclusivity of certain Schweppes Products in their respective flavor categories. CCE is given the first right to any new Schweppes Products introduced. These agreements run through 2012 and are automatically renewed for one further 10-year term unless terminated by either party.

In November 2008, the Abbey Well water brand was acquired by an affiliate of TCCC. Subsequent to that acquisition, CCE obtained the right to distribute the Abbey Well water brand in Great Britain pursuant to, and on the terms of, the Schweppes Agreements.

CCE distributes Capri-Sun beverages in France and Great Britain through distribution agreements with subsidiaries or related entities of WILD GmbH & Co. KG (referred to herein as WILD). CCE also produces Capri-Sun beverages in Great Britain through a license agreement with WILD. The terms of the distribution and license agreements are five years and expire in 2014, but are renewable for an additional five-year term (subject to CCE meeting certain pre-conditions). In addition, CCE commenced distribution of Capri-Sun beverages in Belgium, the Netherlands and Luxembourg, beginning in 2010, on terms materially similar to the distribution agreements for France and Great Britain. The agreement cannot be terminated prior to the end of the fifth year. However, thereafter the agreement can be terminated by either party under certain circumstances.

In early 2009, CCE began distributing Monster beverages in all of CCE’s European territories under distribution agreements between Legacy CCE’s international subsidiaries and Hansen Beverage Company. These agreements, for the territories other than Belgium, have terms of 20 years, comprised of four five-year terms, and can be terminated by either party under certain circumstances, subject to a termination penalty in some cases. The agreement for Belgium has a term of 10 years, comprised of two five-year terms, and can be terminated by either party under certain circumstances, subject to a termination penalty in some cases.

CCE commenced distribution of Schweppes, Dr Pepper and Oasis products in the Netherlands in early 2010 pursuant to agreements with Schweppes International Limited. The agreements to distribute these products will expire on December 31, 2014, but can be renewed for a further term of five years subject to mutual agreement by both parties. These agreements impose obligations upon CCE with respect to achieving certain agreed-upon growth rates for each of the abovementioned products in the Netherlands and grant certain rights and remedies to Schweppes International Limited if these rates are not met.

In 2009, CCE entered into agreements with Ocean Spray International, Inc. for the distribution of Ocean Spray products in Great Britain and France commencing in February and January 2010 respectively. These agreements have an initial fixed term of five years and will be automatically renewed for an additional five years, unless terminated by either party no later than March 2014.

Competition

The nonalcoholic beverage category of the commercial beverages industry in which CCE competes is highly competitive. CCE faces competitors that differ within individual markets in CCE’s territories. Moreover, competition exists not only in this category but also between the nonalcoholic and alcoholic categories.

The most important competitive factors impacting CCE’s business include advertising and marketing, product offerings that meet consumer preferences and trends, new product and package innovations, pricing, and cost inputs. Other competitive factors include supply chain, distribution and sales methods, merchandising productivity, customer service, trade and community relationships, the management of sales and promotional activities, and access to manufacturing and distribution. Management of cold drink equipment, including vendors and coolers, is also a competitive factor. CCE believes that its most favorable competitive factor is the consumer and customer goodwill associated with CCE’s brand portfolio. CCE faces strong competition by companies that produce and sell competing products to a retail sector that is consolidating and in which buyers are able to choose freely between CCE’s products and those of its competitors.

CCE’s competitors include the local bottlers and distributors of competing products and manufacturers of private-label products. For example, CCE competes with bottlers and distributors of products of PepsiCo, Inc., Nestlé S.A., Groupe Danone S.A., Kraft Foods Inc., and of private-label products, including those of certain of CCE’s customers. In certain of its territories, CCE sells products against which it competes in other territories. However, in all of CCE territories its primary business is the marketing, producing, and distributing of products of TCCC.

Employees

At December 31, 2009, CCE employed approximately 11,000 full-time employees in Europe, and with the acquisition of the Norway and Sweden bottling operations it added approximately 2,000 employees. Following the separation from Legacy CCE, New CCE also employs approximately 140 employees at its headquarters in the United States.

A majority of CCE employees are covered by collectively bargained labor agreements, most of which do not expire. However, wage rates must be renegotiated at various dates through 2012. CCE believes that it will be able to renegotiate subsequent agreements upon satisfactory terms.

Governmental Regulation

The production, distribution, and sale of many of CCE products are subject to various laws and regulations of the countries in which CCE operates that regulate the production, packaging, sale, safety, advertising, labeling, and ingredients of its products, and CCE operations in many other respects.

Packaging

The European Commission has issued a packaging and packing waste directive that has been incorporated into the national legislation of the European Union (referred to herein as EU) member states in which CCE does business. The weight of packages collected and sent for recycling (inside or outside the EU) in the countries in which CCE operates must meet certain minimum targets depending on the type of packaging. The legislation sets targets for the recovery and recycling of household, commercial, and industrial packaging waste and imposes substantial responsibilities upon bottlers and retailers for implementation. In the Netherlands, CCE includes 25 percent recycled content in its recyclable plastic bottles in accordance with an agreement it has with the government and, in compliance with national legislation, CCE charges its Netherlands customers a deposit on all containers greater than 1/2 liter, which is refunded to them when the containers are returned to CCE. A container deposit scheme also exists in Sweden and in Norway (which is not an EU member state) under which a deposit fee is included in the consumer price which is then paid back to the consumer if and when the container is returned. The Norwegian government further imposes two types of packaging taxes: (1) a base tax of 1.02 Norwegian kroner per package, and (2) an environmental tax calculated against the amount returned. The Norwegian base tax applies only to one-way packages, such as cans and non-returnable PET, that may not be used again in their original form.

CCE has taken actions to mitigate the adverse financial effects resulting from legislation concerning deposits, restrictive packaging, and escheat of unclaimed deposits which impose additional costs. CCE is unable to quantify the impact on current and future operations which may result from additional legislation if enacted or enforced in the future, but the impact of any such legislation might be significant.

Beverages in Schools

Throughout CCE territories, different policy measures exist related to the presence of its products in the educational channel, from a total ban of vending machines in the French educational channel, to a limited choice in Great Britain and self-regulation guidelines in CCE’s other European territories. Despite CCE self-regulatory guidelines, CCE continues to face pressure for regulatory intervention to further restrict the availability of sugared and sweetened beverages in and beyond the educational channel. On a pro forma basis, during 2009, sales in primary and secondary schools represented less than 1.0 percent of CCE’s total sales volume.

Environmental Regulations

Substantially all of CCE facilities are subject to laws and regulations dealing with above-ground and underground fuel storage tanks and the discharge of materials into the environment.

CCE beverage manufacturing operations do not use or generate a significant amount of toxic or hazardous substances. CCE believes that its current practices and procedures for the control and disposition of such wastes comply with applicable law.

CCE is subject to the provisions of the EU Directive on Waste Electrical and Electronic Equipment (referred to herein as WEEE). Under the WEEE Directive, companies that put electrical and electronic equipment (such as CCE’s cold-drink equipment) on the EU market are responsible for the costs of collection, treatment, recovery, and disposal of their own products.

Trade Regulation

CCE’s business, as the exclusive manufacturer and distributor of bottled and canned beverage products of TCCC and other manufacturers within specified geographic territories, is subject to antitrust laws of general applicability.

EU rules adopted by the European countries in which it does business preclude restriction of the free movement of goods among the member states. As a result, the product licensing and bottling agreements grant CCE exclusive bottling territories subject to the exception that other European Economic Area bottlers of Coca-Cola Trademark Beverages and Allied Beverages can, in response to unsolicited orders, sell such products in CCE’s European territories (as CCE can in their territories). For additional information, refer to the previous discussion under “—Product Licensing and Bottling Agreements.” All of the countries in which CCE operates are members of the EEA.

Excise and Other Taxes

There are specific taxes on certain beverage products in some territories in which CCE does business. Excise taxes on the sale of sparkling and still beverages are in place in Belgium, France, the Netherlands, Norway and Sweden. Proposals have been introduced in certain countries that would impose special taxes on certain beverages CCE sells. At this point, CCE is unable to predict whether such additional legislation will be adopted.

Tax Audits

CCE’s tax filings for various periods are subjected to audit by tax authorities in most jurisdictions in which CCE does business. These audits may result in assessments of additional taxes that are subsequently resolved with the authorities or potentially through the courts. CCE believes it has adequately provided for any assessments that could result from these audits where it is more likely than not that it will pay some amount.

Item 9.01.	Exhibits.

(d) Exhibits.

2.1	Business Separation and Merger Agreement dated as of February 25, 2010 among International CCE Inc. (now known as Coca-Cola Enterprises, Inc.), Coca-Cola Enterprises Inc., The Coca-Cola Company and Cobalt Subsidiary LLC**

2.2	Norway-Sweden Share Purchase Agreement dated as of March 20, 2010 among International CCE Inc. (now known as Coca-Cola Enterprises, Inc.), Coca-Cola Enterprises Inc., The Coca-Cola Company and Bottling Holdings (Luxembourg) s.a.r.l.**

4.1	Indenture dated as of September 14, 2010 between International CCE Inc. (now known as Coca-Cola Enterprises, Inc.) and Deutsche Bank Trust Company Americas, as trustee

99.1	CCE’s audited combined balance sheets as of December 31, 2009 and 2008 and the related audited combined statements of operations, cash flows and equity for years ended December 31, 2009, 2008 and 2007 and the notes related thereto

99.2	CCE’s unaudited condensed combined balance sheets as of July 2, 2010 and July 3, 2009 and the related condensed combined statements of operations and cash flows as of the three and six months ended July 2, 2010 and July 3, 2009 and the notes related thereto

99.3	CCE’s unaudited pro forma condensed combined financial information for the year ended December 31, 2009 and as of and for the six months ended July 2, 2010

**	Certain schedules have been omitted and CCE agrees to furnish to the Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(REGISTRANT)

By:	/S/ WILLIAM T. PLYBON
Name:	William T. Plybon
Title:	Vice President, Secretary and Deputy General Counsel

Date: November 3, 2010